EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 26, 1994, except for Note 1, as to which the date was May 10, 1995, pertaining to Lancaster Laboratories, Inc. and Clewmark Holdings, included in the Thermo Process Systems Inc. Form 8-K for the years ended September 30, 1994 and 1993, and to all references to our firm included in this registration statement.



        TROUT, EBERSOLE & GROFF, LLP

        Lancaster, Pennsylvania
        December 21, 1995